Exhibit (10)(vi)(1)

AMENDMENT NUMBER ONE TO THE

NORTHERN TRUST CORPORATION

SUPPLEMENTAL THRIFT-INCENTIVE PLAN

(As Amended and Restated Effective as of January 1, 2008)

WHEREAS, the Northern Trust Corporation (the “Corporation”) maintains the Northern Trust Corporation Supplemental Thrift-Incentive Plan, As Amended and Restated effective as of January 1, 2008 (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the Corporation under section 7.1 of the Plan, and pursuant to the authority delegated to the undersigned officer by resolutions of the Compensation and Benefits Committee of the Board of Directors of the Corporation dated October 20, 2009, the Plan is hereby amended, effective January 1, 2010, as follows:

1.	To delete Section 1.17 of the Plan in its entirety and to substitute the following therefor:

“1.17	“Qualified Plan Basic Profit Sharing Contribution” means the basic profit sharing contribution made by the Company with respect to a Participant under and in accordance with the terms of the Qualified Plan for any Plan Year beginning on or after January 1, 2005 and prior to January 1, 2010.”

2.	To delete Section 1.26 of the Plan in its entirety and to substitute the following therefor:

“1.26	“Supplemental Basic Profit Sharing Contribution” means the basic profit sharing contribution, if any, made by the Company for the benefit of a Participant under and in accordance with the terms of the Plan for any Plan Year beginning on or after January 1, 2005 and prior to January 1, 2010.”

3.	To delete Section 2.1(a)(ii) of the Plan in its entirety and to substitute the following therefor:

“(ii)	An employee of the Company (A) who is eligible to participate in the Qualified Plan in a Plan Year beginning on or after January 1, 2005 and prior to January 1, 2010 and (B) for whom the Company makes a Supplemental Basic Profit Sharing Contribution to his or her Supplemental Basic Profit Sharing Contribution Account pursuant to Section 3.4 of the Plan shall be a Participant in the Plan for purposes of his or her Supplemental Basic Profit Sharing Contribution Account.”

4.	To delete the period at the end of the first paragraph of Section 3.3 of the Plan, to substitute a comma therefor and to add the following after the comma:

“excluding any contingent Matching Contribution formula and provisions related to any contingent Matching Contribution formula set forth in the Qualified Plan.”

5.	To delete Section 3.4 of the Plan in its entirety and to substitute the following therefor:

“Supplemental Basic Profit Sharing Contributions. The Company shall make a Supplemental Basic Profit Sharing Contribution on behalf of a Participant for any Plan Year beginning on or after January 1, 2005 and prior to January 1, 2010, based upon the Participant’s Salary that does not exceed the Code Section 401(a)(17) limitation for such Plan Year, and only to the extent that all or part of the Qualified Plan Basic Profit Sharing Contribution cannot be made for such Plan Year due to any limitation imposed by Code Section 415 for such Plan Year. Such Supplemental Basic Profit Sharing Contribution shall be made in accordance with the basic profit sharing contribution formula and provisions set forth in the Qualified Plan. Supplemental Basic Profit Sharing Contributions shall be discontinued for Plan Years beginning on and after January 1, 2010.

The Supplemental Basic Profit Sharing Contribution made for the benefit of a Participant for any Plan Year beginning on or after January 1, 2005 and prior to January 1, 2010 shall be allocated to a Supplemental Basic Profit Sharing Contribution Account maintained under the Plan in the name of such Participant at such time(s) as the Committee shall determine, but in any event as of the last day of any such Plan Year.”

IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed on its behalf this 29th day of October, 2009, effective January 1, 2010.

THE NORTHERN TRUST COMPANY

By:	/s/ Timothy P. Moen
Name:	Timothy P. Moen
Title:	Executive Vice President and
Human Resources Department Head